UFP Industries, Inc.

Exhibit 99(a)

News release

---------------AT THE COMPANY---------------

Dick Gauthier

VP, Corporate Communications and Investor Relations

(616) 365-1555

FOR IMMEDIATE RELEASE

Wednesday, October 20, 2021

UFP Industries Reports Record Third Quarter Results
– Net sales increase 41 percent, earnings increase 57 percent;

Quarterly dividend increases by 33% to 20 cents per share –

GRAND RAPIDS, Mich., October 20, 2021 – UFP Industries, Inc. (Nasdaq: UFPI) today announced net sales of $2.1 billion for the third quarter of 2021, a 41 percent increase over the third quarter of 2020, and net earnings attributable to controlling interest of $121 million, a 57 percent increase over the same period of 2020. The company also reported EPS of $1.93 per diluted share compared to $1.25 in the third quarter last year.

“Our outstanding third-quarter results once again validate our balanced business model and reflect the hard work and commitment of our employees,” said CEO Matthew J. Missad. “Our diversity of markets, coupled with an improved pricing model that quickly adjusts to lumber market fluctuations, have helped UFP deliver record profitability and provide a favorable return on investment to our shareholders, even when some markets face headwinds. When the pandemic and rising lumber prices presented challenges to our industrial and construction segments, our teams responded quickly to meet the unprecedented demand in the retail segment. As we anticipated, retail demand and lumber prices have normalized, and our industrial and construction segments are now experiencing favorable growth trends and profitability.”

Third Quarter 2021 Highlights (comparisons on a year-over-year basis):

●	Net sales of $2.1 billion increased 41 percent due to a 28 percent increase in selling prices and 16 percent unit increase from acquisitions, offset by a 3 percent decrease in organic unit sales.
●	Earnings from operations increased 58 percent to $168 million, including a $9 million gain on the sale of real estate.
●	The increase in SG&A of nearly $35 million, or 26 percent, is largely attributable to recent acquisitions ($14 million), an increase in incentive compensation resulting from improved profitability ($10 million), and increases in wages and benefits ($8 million). SG&A as a percentage of gross profit improved by 400 basis points to 52 percent in 2021, as the company continues to focus on leveraging its cost structure as it grows and continues to invest in capabilities to enhance its value-added mix of products.
●	New product sales of $196.7 million increased 24 percent. Recent acquisitions contributed $15.6 million to the total.
●	Adjusted EBITDA of $187.5 million increased 49 percent and adjusted EBITDA margin expanded by 50 basis points to 9 percent.

UFP Industries, Inc.

UFP Industries continues to maintain a strong balance sheet with liquidity of approximately $668 million at the end of the third quarter despite an increase in our seasonal investment in net working capital of $193 million. This increase resulted from unprecedentedly high lumber prices and market demand. Net debt was $182 million compared to $32 million in net surplus cash at the end of the third quarter of 2020, primarily due to these factors and the acquisitions of PalletOne and Spartanburg Forest Products. The company had a cash surplus of $139 million at the end of the third quarter, and it continues to reduce working capital and generate strong free cash flow, allowing it to pursue growth opportunities and returns to shareholders through its dividend and share repurchase activities. UFP Industries has the authority to buy back approximately 1.1 million additional shares.

On October 20, 2021, the Board of Directors of UFP Industries approved a quarterly dividend payment of $0.20 per share, a 33 percent increase over the dividend of 15 cents paid on September 15, 2021, and a 60 percent increase over the dividend of 12.5 cents paid on December 15, 2020. The dividend is payable on December 15, 2021, to shareholders of record on December 1, 2021.

By business segment, the company reported the following third quarter 2021 results.

UFP Retail Solutions

●	$696 million in net sales, down 1 percent compared to the third quarter of 2020. Unit sales fell 1 percent, mostly due to a 38 percent decline in the ProWood business unit. The decrease in ProWood’s year-over-year comparable numbers — an 11 percent drop in prices and a 27 percent drop in unit sales — is the result of the unusually high demand for pressure-treated wood in 2020 that followed the pandemic-related closures.
●	Organic unit growth was achieved by UFP-Edge (up 12 percent). Other business units experienced organic unit declines compared to the third quarter of 2020, which experienced unusually high demand attributable to the pandemic-related closures; they include Handprint (down 17 percent), Deckorators (down 14 percent) and Outdoor Essentials (down 8 percent). Additional capacity for the Deckorators and UFP-Edge product lines is expected to provide growth in 2022.
●	Gross profit for the retail segment fell 90 percent to $11 million from $106 million in the same quarter of 2020, as dramatically falling lumber prices reduced margins for variable-priced products such as pressure-treated wood.

UFP Industrial

●	$573 million in net sales, up 103 percent from the third quarter of 2020. Selling prices increased 69 percent, and unit sales increased 34 percent. The unit sales increase is attributable to the acquisitions of PalletOne and T&R Lumber. New product sales grew 93 percent from the third quarter of 2020.
●	Gross profit for the segment rose 162 percent to $126 million, exceeding unit sales growth of 34 percent, due to the company’s focus on adding value-added products and its ability to better leverage fixed costs and include the impact of higher lumber, labor, and transportation costs in its selling prices. Acquisitions contributed $22 million, or 45 percent, to the increase in gross profit.
●	Value-added sales contributed to the increase in gross profits and improved from 64 percent of net sales in the third quarter of 2020 to 69 percent of net sales in the third quarter of 2021.

UFP Industries, Inc.

UFP Construction

●	$723 million in net sales, up 62 percent over the third quarter of 2020, due to a 43 percent increase in selling prices, a 16 percent increase in organic unit sales and a 3 percent increase in unit sales from acquisitions. Unit sales to site-built and factory-built housing customers rose 31 percent and 17 percent, respectively. Unit sales to commercial customers rose 26 percent, and the business unit returned to profitability after a loss in 2020. New product sales increased 131 percent from the third quarter of 2020.
●	Gross profit of $154 million improved 148 percent over the third quarter of 2020, primarily as a result of improved unit sales, falling lumber prices, and the company’s ability to better leverage fixed costs.

CONFERENCE CALL

UFP Industries will conduct a conference call to discuss information included in this news release and related matters at 4:30 p.m. ET on Wednesday, October 20, 2021. The call will be hosted by CEO Matthew J. Missad and CFO Michael Cole, and will be available for analysts and institutional investors domestically at 866-518-4547 and internationally at 213-660-0879. Use conference pass code 6541729. The conference call will be available simultaneously and in its entirety to all interested investors and news media through a webcast at http://www.ufpi.com. A replay of the call will be available through October 22, 2021, at 855-859-2056, 404-537-3406 or 800-585-8367.

UFP Industries, Inc.

UFP Industries is a holding company whose operating subsidiaries – UFP Industrial, UFP Construction and UFP Retail Solutions – manufacture, distribute and sell a wide variety of value-added products used in residential and commercial construction, packaging and other industrial applications worldwide. Founded in 1955, the company is headquartered in Grand Rapids, Mich., with affiliates in North America, Europe, Asia and Australia. For more about UFP Industries, go to www.ufpi.com.

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act, as amended, that are based on management’s beliefs, assumptions, current expectations, estimates and projections about the markets we serve, the economy and the Company itself. Words like “anticipates,” “believes,” “confident,” “estimates,” “expects,” “forecasts,” “likely,” “plans,” “projects,” “should,” variations of such words, and similar expressions identify such forward-looking statements. These statements do not guarantee future performance and involve certain risks, uncertainties and assumptions that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. The Company does not undertake to update forward-looking statements to reflect facts, circumstances, events, or assumptions that occur after the date the forward-looking statements are made. Actual results could differ materially from those included in such forward-looking statements. Investors are cautioned that all forward-looking statements involve risks and uncertainty. Among the factors that could cause actual results to differ materially from forward-looking statements are the following: fluctuations in the price of lumber; adverse or unusual weather conditions; adverse economic conditions in the markets we serve; government regulations, particularly involving environmental and safety regulations; and our ability to make successful business acquisitions. Certain of these risk factors as well as other risk factors and additional information are included in the Company's reports on Form 10-K and 10-Q on file with the Securities and Exchange Commission.

Non-GAAP Financial Information

This release includes certain financial information not prepared in accordance with U.S. GAAP. Because not all companies calculate non-GAAP financial information identically (or at all), the presentations herein may not be comparable to other similarly titled measures used by other companies. Management considers Adjusted EBITDA, a non-GAAP measure, an alternative performance measure which may provide useful information to investors.

Net earnings

Net earnings refers to net earnings attributable to controlling interest unless specifically noted.

# # #

UFP Industries, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS AND COMPREHENSIVE INCOME (UNAUDITED)

FOR THE THREE AND NINE MONTHS ENDED

SEPTEMBER 2021/2020

	Quarter Period				Year to Date
(In thousands, except per share data)	2021		2020		2021		2020
NET SALES	$2,093,784	100.0%	$1,486,227	100.0%	$6,619,329	100.0%	$3,760,290	100.0%

COST OF GOODS SOLD	1,766,229	84.4	1,245,153	83.8	5,583,926	84.4	3,147,049	83.7

GROSS PROFIT	327,555	15.6	241,074	16.2	1,035,403	15.6	613,241	16.3

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	169,467	8.1	134,649	9.1	504,104	7.6	357,770	9.5
OTHER GAINS, NET	(10,037)	(0.5)	(176)	—	(11,248)	(0.2)	(2,120)	(0.1)

EARNINGS FROM OPERATIONS	168,125	8.0	106,601	7.2	542,547	8.2	257,591	6.9

OTHER INTEREST AND EXPENSE, NET	4,750	0.2	921	0.1	9,280	0.1	4,668	0.1

EARNINGS BEFORE INCOME TAXES	163,375	7.8	105,680	7.1	533,267	8.1	252,923	6.7

INCOME TAXES	37,628	1.8	26,819	1.8	127,909	1.9	63,798	1.7

NET EARNINGS	125,747	6.0	78,861	5.3	405,358	6.1	189,125	5.0

LESS NET EARNINGS ATTRIBUTABLE TO NONCONTROLLING INTEREST	(4,706)	(0.2)	(1,657)	(0.1)	(7,624)	(0.1)	(5,299)	(0.1)

NET EARNINGS ATTRIBUTABLE TO CONTROLLING INTEREST	$121,041	5.8	$77,204	5.2	$397,734	6.0	$183,826	4.9

EARNINGS PER SHARE - BASIC	$1.94		$1.25		$6.40		$2.98

EARNINGS PER SHARE - DILUTED	$1.93		$1.25		$6.38		$2.98

COMPREHENSIVE INCOME	123,723		80,548		403,858		185,095

LESS COMPREHENSIVE INCOME ATTRIBUTABLE TO NONCONTROLLING INTEREST	(4,496)		(1,922)		(7,608)		(3,354)

COMPREHENSIVE INCOME ATTRIBUTABLE TO CONTROLLING INTEREST	$119,227		$78,626		$396,250		$181,741

SUPPLEMENTAL DATA
(In thousands)	Quarter Period			Year to Date
Segment Classification	2021	2020	% change	2021	2020	% change
Retail	$696,201	$700,522	(0.6)%	$2,714,440	$1,661,873	63.3%
Industrial	573,234	282,124	103.2%	1,633,289	763,046	114.0%
Construction	722,872	447,103	61.7%	2,021,106	1,187,429	70.2%
All Other	101,477	56,478	79.7%	250,494	147,942	69.3%
Total Net Sales	$2,093,784	$1,486,227	40.9%	$6,619,329	$3,760,290	76.0%

SG&A as a Percentage of Gross Profit	51.7%	55.9%		48.7%	58.3%

UFP Industries, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS BY SEGMENT (UNAUDITED)

FOR THE THREE AND NINE MONTHS ENDED

SEPTEMBER 2021/2020

	Quarter Period
	2021
(In thousands)	Retail	Industrial	Construction	All Other	Corporate	Total
NET SALES	$696,201	$573,234	$722,872	$98,689	$2,788	$2,093,784
COST OF GOODS SOLD	685,369	446,822	568,809	63,082	2,147	1,766,229
GROSS PROFIT	10,832	126,412	154,063	35,607	641	327,555
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	36,899	55,723	70,663	15,996	(9,814)	169,467
OTHER	86	281	(805)	(672)	(8,927)	(10,037)
EARNINGS FROM OPERATIONS	$(26,153)	$70,408	$84,205	$20,283	$19,382	$168,125

	Quarter Period
	2020
(In thousands)	Retail	Industrial	Construction	All Other	Corporate	Total
NET SALES	$700,522	$282,124	$447,103	$56,700	$(222)	$1,486,227
COST OF GOODS SOLD	594,896	233,971	385,028	38,543	(7,285)	1,245,153
GROSS PROFIT	105,626	48,153	62,075	18,157	7,063	241,074
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	43,515	26,080	45,411	10,499	9,144	134,649
OTHER	(70)	36	151	209	(502)	(176)
EARNINGS FROM OPERATIONS	$62,181	$22,037	$16,513	$7,449	$(1,579)	$106,601

	Year to Date
	2021
(In thousands)	Retail	Industrial	Construction	All Other	Corporate	Total
NET SALES	$2,714,440	$1,633,289	$2,021,106	$243,736	$6,758	$6,619,329
COST OF GOODS SOLD	2,480,804	1,292,102	1,644,069	160,853	6,098	5,583,926
GROSS PROFIT	233,636	341,187	377,037	82,883	660	1,035,403
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	144,375	150,739	193,144	40,021	(24,175)	504,104
OTHER	(182)	104	(437)	(1,703)	(9,030)	(11,248)
EARNINGS FROM OPERATIONS	$89,443	$190,344	$184,330	$44,565	$33,865	$542,547

	Year to Date
	2020
(In thousands)	Retail	Industrial	Construction	All Other	Corporate	Total
NET SALES	$1,661,873	$763,046	$1,187,429	$148,503	$(561)	$3,760,290
COST OF GOODS SOLD	1,429,229	635,424	1,002,932	101,240	(21,776)	3,147,049
GROSS PROFIT	232,644	127,622	184,497	47,263	21,215	613,241
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	110,596	73,662	134,098	28,228	11,186	357,770
OTHER	(34)	123	(145)	(1,538)	(526)	(2,120)
EARNINGS FROM OPERATIONS	$122,082	$53,837	$50,544	$20,573	$10,555	$257,591

UFP Industries, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

SEPTEMBER 2021/2020

(In thousands)
ASSETS	2021	2020	LIABILITIES AND EQUITY	2021	2020

CURRENT ASSETS			CURRENT LIABILITIES
Cash and cash equivalents	$138,637	$346,154	Cash Overdraft	$10,812	$—
Restricted cash	17,592	724	Accounts payable	292,933	231,111
Investments	33,723	20,530	Accrued liabilities	362,832	259,733
Accounts receivable	783,959	583,079	Current portion of debt	93	2,760
Inventories	900,665	528,734
Other current assets	48,174	32,888

TOTAL CURRENT ASSETS	1,922,750	1,512,109	TOTAL CURRENT LIABILITIES	666,670	493,604

OTHER ASSETS	144,904	121,025
INTANGIBLE ASSETS, NET	389,682	311,491	LONG-TERM DEBT AND FINANCE LEASE OBLIGATIONS	310,119	311,267
			OTHER LIABILITIES	155,984	131,945
PROPERTY, PLANT AND EQUIPMENT, NET	552,911	405,995	EQUITY	1,877,474	1,413,804

TOTAL ASSETS	$3,010,247	$2,350,620	TOTAL LIABILITIES AND EQUITY	$3,010,247	$2,350,620

UFP Industries, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

FOR THE NINE MONTHS ENDED

SEPTEMBER 2021/2020

(In thousands)	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES:
Net earnings	$405,358	$189,125
Adjustments to reconcile net earnings to net cash from operating activities:

Depreciation	61,741	47,226
Amortization of intangibles	9,369	5,863
Expense associated with share-based and grant compensation arrangements	8,444	3,152
Deferred income taxes	(594)	110
Unrealized gain on investment and other	(1,756)	(81)
Equity in earnings of investee	2,411	—
Net gain on sale and disposition of assets	(10,482)	(662)
Changes in:
Accounts receivable	(141,088)	(211,238)
Inventories	(204,144)	(39,167)
Accounts payable and cash overdraft	53,437	85,354
Accrued liabilities and other	99,067	105,401
NET CASH FROM OPERATING ACTIVITIES	281,763	185,083

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, plant, and equipment	(110,092)	(67,024)
Proceeds from sale of property, plant and equipment	26,597	2,588
Acquisitions and purchase of noncontrolling interest, net of cash received	(433,275)	(34,820)
Purchases of investments	(17,866)	(24,266)
Proceeds from sale of investments	9,857	22,281
Other	(3,478)	314
NET CASH USED IN INVESTING ACTIVITIES	(528,257)	(100,927)

CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings under revolving credit facilities	886,966	6,862
Repayments under revolving credit facilities	(888,335)	(6,498)
Contingent consideration payment and other	(2,664)	(3,087)
Issuance of long-term debt	—	150,000
Proceeds from issuance of common stock	1,519	1,042
Dividends paid to shareholders	(27,831)	(23,020)
Distributions to noncontrolling interest	(2,914)	(932)
Repurchase of common stock	—	(29,212)
Other	(334)	23
NET CASH (USED IN) FROM FINANCING ACTIVITIES	(33,593)	95,178

Effect of exchange rate changes on cash	(292)	(1,122)
NET CHANGE IN CASH AND CASH EQUIVALENTS	(280,379)	178,212

ALL CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	436,608	168,666

ALL CASH AND CASH EQUIVALENTS, END OF PERIOD	$156,229	$346,878

Reconciliation of cash and cash equivalents and restricted cash:
Cash and cash equivalents, beginning of period	$436,507	$168,336
Restricted cash, beginning of period	101	330
All cash and cash equivalents, beginning of period	$436,608	$168,666

Cash and cash equivalents, end of period	$138,637	$346,154
Restricted cash, end of period	17,592	724
All cash and cash equivalents, end of period	$156,229	$346,878

UFP Industries, Inc.

ADJUSTED EBITDA RECONCILIATION (UNAUDITED)

FOR THE THREE AND NINE MONTHS ENDED

SEPTEMBER 2021/2020

	Quarter Period		Year to Date
(In thousands)	2021	2020	2021	2020
Net earnings	$125,747	$78,861	$405,358	$189,125
Interest expense	3,433	2,486	10,483	6,291
Interest and investment income	(658)	(1,011)	(1,859)	(1,541)
Income taxes	37,628	26,819	127,909	63,798
Expenses associated with share-based compensation arrangements	2,702	849	8,444	3,152
Net gain on disposition and impairment of assets	(8,905)	(391)	(10,482)	(662)
Equity in earnings of investee	946	—	2,411	—
Unrealized loss (gain) on investments	1,028	(554)	(1,756)	(82)
Depreciation expense	23,399	15,896	61,741	47,226
Amortization of intangibles	2,176	2,734	9,369	5,863
Adjusted EBITDA	$187,496	$125,689	$611,618	$313,170